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                                                                    Exhibit 10.1

                                FIRST AMENDMENT
                                       TO
              EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETE AGREEMENT
              ----------------------------------------------------


     WHEREAS, Lante Corporation, a Delaware corporation (the "Company") and Mark
A. Tebbe ("Executive") desire to amend the Employment, Confidentiality and Noncompete Agreement previously entered into between them as of June 17, 1999 (the "Employment Agreement"),

     NOW, THEREFORE, the Company and Executive agrees as follows, effective as of June 1, 2001:

1. Duties. Notwithstanding the provisions of Sections 2a and 2b of the Employment Agreement, Executive shall be required to devote only so much time as he determines in good faith to be necessary and appropriate to diligently perform his duties as the Chairman of the Company's Board of Directors (the "Board") or such other position or duties as the Board may determine in accordance with the remainder of Section 2a of the Employment Agreement.

2. Base Salary and Bonus. Executive's current Base Salary (as defined in the Employment Agreement) shall be reduced to $180,000 per annum. Executive shall continue to be eligible to be awarded a bonus by the Board in its sole discretion in accordance with Section 3c of the Employment Agreement.

3. Benefits. Executive shall continue to be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible to participate. Without limiting the foregoing, Executive shall be entitled to participate in the Company's 401(k) plan, shall be entitled to receive family medical, dental and vision insurance on the same basis as full time executives, and shall be entitled to be reimbursed for the cost of an annual executive complete health examination.

4.   Expense Reimbursement. To the extent not otherwise reimbursable under such
     Section 3b of the Employment Agreement, Executive shall be reimbursed for all reasonable expenses incurred in connection with attendance at conferences, association fees and subscriptions to periodicals, in each case relating to the business of the Company or the businesses in which the Company is or anticipates being engaged or related businesses and airport clubs and prepaid travel cards on a basis consistent with past practices.

5. Offices and Administrative Assistant. Executive shall be provided with the exclusive services of his current Administrative Assistant or a successor thereto reasonably acceptable to Executive, who shall receive a compensation package commensurate with the packages provided to administrative assistants to the Company's senior executives. Executive shall be provided with his current office facilities or alternative facilities reasonably acceptable to Executive, which shall include an office for Executive, an office

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     for Executive's Administrative Assistant, an executive conference room and a parking space.

6. Home Office Equipment and Services. The Company shall reimburse Executive for all reasonable expenses incurred from time to time to acquire, upgrade or replace home office equipment and services in connection with Executive's home office including a computer, printer and monitor, a video conferencing facility, internet connection, telephone lines and a cellular phone.

7. Termination. In the event of termination of Executive's employment for any reason other than by the Company for Cause (as defined in Section 4d of the Employment Agreement), Executive shall continue to be entitled to all benefits and payments set forth in paragraphs 3 through 6 above through the fifth anniversary of his Termination Date (as defined in Section 4b of the Employment Agreement); provided, however, that, (i) in lieu of the 401(k) benefit under paragraph 3, the Company shall pay Executive the cash equivalent thereof, (ii) if the Company elects not to provide the insurance coverage described in paragraph 3 above, it shall pay Executive such amount which, after payment of taxes thereon, is sufficient to enable Executive to purchase substantially equivalent insurance coverage, and (iii) Executive has not breached his obligations, if any, pursuant to Sections 8 and 9 of the Employment Agreement.

8. Noncompetition. In the event that the Company makes an election in accordance with Section 4c of the Employment Agreement, the Severance Amount (as defined therein) per annum shall not be less than the greater of $360,000 or the salary and bonus paid to Executive in the calendar year preceding his termination of employment.

     The Company and Executive further agree that, except as modified by this First Amendment, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first above written.

                                         LANTE CORPORATION


                                         By:  / s / C. Rudy Puryear
                                              ---------------------
                                         Its:  President & CEO
                                              ---------------------


                                          / s / Mark A. Tebbe
                                         --------------------------
                                         Mark A. Tebbe